UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2017

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement with Michael Macaluso

On March 9, 2017, Ampio Pharmaceuticals, Inc. (the “Company”) entered into an amendment to the Employment Agreement, effective January 9, 2012, with Michael Macaluso, the Chief Executive Officer of the Company (the “Amendment”, and the Employment Agreement as amended, the “Employment Agreement”). Under the Amendment, the term of Mr. Macaluso’s Employment Agreement was extended through January 9, 2020. In addition, in connection with the Amendment, Mr. Macaluso was granted an option to purchase 400,000 shares of the Company’s common stock. The option is exercisable for a period of ten years at an exercise price per share equal to $0.81, the quoted closing price of the Company’s common stock on March 9, 2017. The option vests as follows: 133,333 shares vest on each of January 9, 2018 and January 9, 2019 and 133,334 shares vest on January 9, 2020, subject to vesting acceleration provisions in accordance with the Employment Agreement.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Ampio Pharmaceuticals, Inc. and Michael Macaluso, dated March 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

Dated: March 13, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Ampio Pharmaceuticals, Inc. and Michael Macaluso, dated March 9, 2017